EXHIBIT 99.3

       AGREEMENT DATED DECEMBER 19, 2004, AMENDING CERTAIN
TERMS OF THE ACQUISITION AGREEMENT DATED JULY 21, 2004, BETWEEN
INTERNATIONAL PAPER COMPANY AND WEST FRASER TIMBER CO. LTD.

December 19, 2004

West Fraser Timber Co. Ltd.1000-1100
Melville Street
Vancouver, British Columbia

Attention:	Mr. Martti Solin Vice-President, Finance and Chief Financial Officer

Dear Sirs:

Re:	Acquisition Agreement (the "Acquisition Agreement") dated July 21, 2004 between International Paper Company (the "Vendor") and West Fraser Timber Co. Ltd. (the "Purchaser")

        We are writing this letter to set out our understanding with respect to certain amendments to the Acquisition Agreement. Capitalized terms used but not defined in this letter agreement have the meanings given to them in the Acquisition Agreement. By signing this letter agreement, each of the Parties agrees, in consideration of the mutual covenants and agreements contained in the Acquisition Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, that:

1.	The Acquisition Agreement is hereby amended as set out in Schedule A to this letter agreement.

2.	Except as amended hereby, the Acquisition Agreement shall continue in full force and effect, unamended. In the event of any inconsistency between the terms of this letter agreement and the terms of the Acquisition Agreement, the terms of this letter agreement shall prevail to the extent of any such inconsistency.

3.	The Purchaser acknowledges that the certificate under S.116(2) of the Tax Act in the form attached is an appropriate certificate within the meaning of §2.4 of the Acquisition Agreement for purposes of the payment of the Purchase Price and §2.4(b) will not apply.

4.	The Purchaser acknowledges receipt of the Closing Payment Statement.

5.	The Parties will consult with each other before issuing any press release or making any other public announcement with respect to this letter agreement and, except as required by any applicable Law or regulatory requirement, neither the Vendor nor the Purchaser will issue any such press release or make any such public announcement without the prior written consent of the other, which consent will not be unreasonably withheld or delayed.

6.	This letter agreement will be construed, interpreted and enforced in accordance with and the respective rights and obligations of the Parties will be governed by the laws of British Columbia and the federal laws of Canada applicable in British Columbia and each Party submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals from such courts. The Vendor agrees that it will not bring any suit, action or proceeding in connection with this letter agreement except in a court of competent jurisdiction in the Province of British Columbia or the State of New York.

7.	This letter agreement shall enure to the benefit of, and will be binding and enforceable by, the Parties and their respective successors and permitted assigns under the Acquisition Agreement.

*  *  *  *  *

        Please confirm your agreement to the foregoing by signing a copy of this letter and returning it by electronic transmission to the undersigned (cato.ealy@ipaper.com).

Yours very truly, INTERNATIONAL PAPER COMPANY
/s/ C. Cato Ealy

C. Cato Ealy Senior Vice President

Acknowledged and agreed this 19th day of December, 2004.

WEST FRASER TIMBER CO. LTD.
By:	/s/ Martti Solin

Name: Title:	Martti Solin Vice President, Finance and CFO

SCHEDULE A

Amendments to Acquisition Agreement

1.     §2.2(a) of the Acquisition Agreement shall be deleted and replaced with the following:

2.2	Purchase Price Calculation (a) The purchase price (the "Purchase Price") payable by the Purchaser to the Vendor for the Purchased Share will be an amount equal to the total of:

(i)	$1,230,000,000 less, (A) the Triggering Event Adjustment Amount; and (B) the Vendor Paid Expenses;

(ii)	the Duty Refund Amount;

(iii)	the Pulp Amount; and

(iv)	the Tax Refund Amount.

subject to adjustment as provided in §2.2(b).

2.     §2.2(c)(xii) of the Acquisition Agreement shall be deleted and replaced with the following:

(xii)	"Target Net Worth" means $750,150,000.

3.     §2.3(a) of the Acquisition Agreement shall be deleted and replaced with the following:

        Payment of Purchase Price

2.3	The Purchase Price will be paid by the Purchaser to the Vendor as follows:

        Closing Date Payment

(a)	on the Closing Date, the Purchaser will (i) pay to the Vendor $1,230,000,000 by way of wire transfer to such bank account as is designated by the Vendor in a notice given to the Purchaser before the Closing; and (ii) a demand promissory note, in the form attached to the amending agreement dated December 19, 2004 between the Parties, having a principal amount equal to $180,150,000.

4.	The definition of “Closing Date” in § 1(q) of Part B of Appendix 1 of the Acquisition Agreement shall be deleted and replaced with the following:

“Closing Date” means December 31, 2004 or such other date that the Purchaser and the Vendor agree in writing that the Closing will take place;

5.	The definition of “Pulp Sales Agreement” in § 1(mmmm) of Part B of Appendix 1 of the Acquisition Agreement shall be deleted and replaced with the following:

“Pulp Sales Agreement” means the agreements in the forms settled as between the Parties on December 19, 2004.

Form of Promissory Note

Promissory Note

Principal Amount: $180,150,000	Date: December , 2004

        FOR VALUE RECEIVED the undersigned unconditionally promises to pay ON DEMAND to International Paper Company (“IP”) by way of wire transfer to such bank account as has been designated by IP prior to the date on which this promissory note has been delivered, the principal amount of $180,150,000 in lawful money of Canada with interest calculated thereon from the date of this promissory note on the daily balance of such sum, both before and after demand, default and judgment, at a nominal rate per annum of 5.56% and interest on overdue interest payable at the same time, place and rate.

        The amount owing under this promissory note may be paid by the undersigned to IP at any time before a demand for payment is made. If payment of the principal amount is received by IP on the date of this Promissory Note no interest will be payable.

        The undersigned waives presentment for payment, notice of dishonour, protest and notice of protest in respect of this promissory note.

        This promissory note shall enure to the benefit of IP and its successors and assigns and shall be binding on the undersigned and its successors and assigns.

WEST FRASER MILLS LTD.
By: Name: Title: By: Name: Title: